Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DermTech, Inc.:

We consent to the use of our report incorporated by reference herein. Our report also refers to the adoption of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended.

/s/ KPMG LLP

San Diego, California
June 17, 2020